UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Front Street

Statesville, NC 28677

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 873-7202

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (e) On November 2, 2015, Kewaunee Scientific Corporation (the “Company”) announced the appointment of Thomas D. Hull as our Vice President of Finance, Chief Financial Officer, Secretary and Treasurer. Mr. Hull will also serve as the Company’s principal accounting officer. Mr. Hull has been the Vice President of Finance, Accounting and Information Technology of ATI Specialty Materials, a subsidiary of Allegheny Technologies Incorporated and world leader in the production of nickel-based superalloys, titanium-based alloys, and specialty steels for the aerospace, oil and gas, and medical industries, from August 2011 to October 2015. From January 1998 to July 2011, Mr. Hull was with Ernst & Young, most recently as Senior Manager, Advisory Services. Mr. Hull is 39 years of age.

Mr. Hull’s compensation will be as follows: starting annual base salary of $250,000; a potential bonus for the remainder of the 2016 fiscal year (November 2015—April 30, 2016) under the Company’s Annual Bonus program of 17.5% of base salary; participation in the Company’s Stock Option program and 401 Plus Deferred Compensation program; a signing bonus in the total amount of $25,000; relocation financial assistance; and participation in our health and welfare benefits plans and retirement savings plans. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to Mr. Hull’s offer letter, which is filed as Exhibit 10.1 to this report on Form 8-K and incorporated herein by reference. In connection with his appointment, Mr. Hull received a grant of options to purchase 6,000 shares of Company common stock with an exercise price of $16.64 (the fair market value of the Company’s stock on November 2), exercisable in four equal annual installments beginning November 2, 2016.

The Company has also entered into a Change of Control Employment Agreement with Mr. Hull (the “Agreement”). This Agreement provides for the payment of compensation and benefits in the event of termination of Mr. Hull’s employment within three years following a Change of Control of the Company, as defined in the Agreement. If Mr. Hull’s employment is so terminated he will receive compensation if the termination of his employment was by the Company or its successor without cause, or by Mr. Hull for good reason, as defined in the Agreement. Upon such a termination of employment within one year following a Change of Control, the Company or its successor will be required to make, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, a lump-sum cash payment equal to two times Mr. Hull’s annual compensation. Upon a termination of employment occurring after the first anniversary, but within three years, of the date of the Change of Control, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, Mr. Hull will be entitled to a lump-sum payment equal to his annual compensation. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.2 to this report on Form 8-K and incorporated herein by reference.

A copy of the Company’s press release issued on November 2, 2015, announcing the appointment of Mr. Hull, is filed as Exhibit 99.1 hereto and incorporated herein by reference.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Offer Letter to Thomas D. Hull dated October 14, 2015.

10.2	Change of Control Employment Agreement dated as of November 2, 2015 between Kewaunee Scientific Corporation and Thomas D. Hull.

99.1	Press Release of Kewaunee Scientific Corporation dated November 2, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2015

Kewaunee Scientific Corporation

By:	/s/ David M. Rausch
David M. Rausch
President and Chief Executive Officer